Exhibit 23(2)




                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


We consent to the use of our report dated March 19, 1998 on the financial statements of Lincoln Federal Savings Bank (the "Bank") and to the reference made to us under the caption "Experts" in the Application of Conversion filed by the Bank with the Office of Thrift Supervision and in the Registration Statement on Form S-1 filed by Lincoln Bancorp with the United States Securities and Exchange Commission.

/s/ Olive LLP

Indianapolis, Indiana
September 10, 1998





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